Exhibit 99.1

GSI Group Inc. Approved for Listing on NASDAQ’s Global Select Market

BEDFORD, Mass., February 9, 2011 – GSI Group Inc. (Pink Sheets: LASR.PK) (the “Company” or “GSI”) today announced that its common shares have been approved for listing on The NASDAQ Global Select Market and are expected to begin trading on The NASDAQ Global Select Market on February 14, 2011 under the symbol “GSIG”. The Company’s common shares will continue to be quoted on Pink OTC Markets Inc. under the symbol “LASR.PK” until the listing on The NASDAQ Global Select Market commences. Following the recent reverse split of its common shares, GSI has approximately 33.3 million common shares issued and outstanding.

“The listing on The NASDAQ Global Select Market is an important step in returning GSI to corporate normalcy and positioning the Company for long-term profitable growth. We expect the NASDAQ listing to increase GSI’s exposure to large institutions and funds, as well as improve visibility for our investors,” commented John Roush, GSI’s Chief Executive Officer.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are currently quoted on Pink OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the trading symbol of the Company’s common shares; the commencement of trading on NASDAQ’s Global Select Market; the Company’s expected growth prospects; the expected impact of the NASDAQ listing; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the potential adverse impact of the Company’s recently completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to file timely with the SEC in the future; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

For more information contact:

GSI Group Investor Relations

Telephone: (781) 266-5137

Email: InvestorRelations@gsig.com